POWER OF ATTORNEY 1. Designation of Attorneys-in-Fact. The undersigned, hereby designates each of Todd N. Gilman, Camilla R. Brocker, Amy E. Pagano, and Allison C. Handy individuals with full power of substitution, re-substitution and delegation as my attorney-in-fact to act for me and in my name, place and stead, and on my behalf in connection with the matters set forth in Item 2 below in my capacity as an officer, director or stockholder of TrueBlue, Inc. (the "Company"). 2. Powers of Attorney-in-Fact. Each attorney-in-fact, as fiduciary, shall have the authority: To sign all such U.S. Securities and Exchange Commission ("SEC") reports, forms and other filings (including amendments thereto) under Section 13 or Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933 ("Rule 144"), specifically including but not limited to Forms 3, 4, 5 and 144 (all such forms and other documents being referred to herein as "SEC Filings"), as such attorney-in-fact deems necessary or desirable in connection with the satisfaction of my reporting obligations under the rules and regulations of the SEC utilizing the SEC's Electronic Data Gathering and Retrieval ("EDGAR") system; ? To access, register, enroll, and manage my account in the SEC's EDGAR Next system; ? To submit or update any information required by the SEC as part of the EDGAR Next enrollment process, including but not limited to applicant identity verification, credentials, and role-based access controls; ? To submit and file SEC Filings with the SEC utilizing the EDGAR system; ? To file, submit or otherwise deliver SEC Filings to any securities exchange on which the Company's securities may be listed or traded; ? To act as an account administrator for my EDGAR account, including to: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of my EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on my EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to my EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators; ? To take any and all actions and execute, on my behalf, any documents or instruments necessary or appropriate to effect the foregoing; and ? To communicate and interact with the SEC or its designated systems or vendors with respect to EDGAR Next. 3. Effectiveness. This power of attorney shall become effective upon the execution of this document. 4. Duration. This power of attorney shall remain in effect until revoked by me. This power of attorney shall not be affected by disability of the principal. 5. Revocation. This power of attorney may be revoked in writing at any time by my giving written notice to the attorney-in-fact. If this power of attorney has been recorded, the written notice of revocation shall also be recorded. 6. Acknowledgements. I acknowledge that: This Power of Attorney authorizes, but does not require, the attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;

? Any documents prepared or executed by the attorney-in-fact on my behalf pursuant to this Power of Attorney will be in such form and will contain such information as the attorney-in- fact, in his or her discretion, deems necessary or desirable; and ? Neither the Company nor the attorney-in-fact assumes any liability for my responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or Rule 144, any liability for any failure to comply with such requirements, or any liability for disgorgement of profits under Section 16(b) of the Exchange Act. Date: J a n . - 2026. Bean R. Capehe STATE OF COUNTY OF OCca) SIGNED OR ATTESTED before me on Jai. 12 , 2026, by Briad Capede Signature of Notary Publid KEviN C. Ma l l ) Typed Name of Notary Public Residing at 40 alex bridge lor., 37. Brick NS 08723 My commission expires: 07/22/2026 KEVIN C. MALLON Notary Public, State of New Jersey Comm. # 50166080 My Commission Expires 07122/2026